Exhibit 99.2

SEMPRA ENERGY
Table F (Unaudited)

Statement of Operations Data by Segment

Three Months Ended December 31, 2012

(Dollars in millions)	SDG&E	SoCalGas	Sempra South American Utilities	Sempra Mexico	Sempra Renewables	Sempra Natural Gas	Consolidating Adjustments, Parent & Other	Total

Revenues	$ 988	$ 954	$ 380	$ 170	$ 19	$ 170	$ (13)	$ 2,668

Cost of Sales and Other Expenses	(660)	(772)	(291)	(112)	(9)	(160)	(20)	(2,024)

Litigation Expense	(5)	(1)	-	-	-	-	(2)	(8)

Depreciation & Amortization	(131)	(94)	(14)	(16)	(6)	(24)	(2)	(287)

Equity Earnings Recorded Before Income Tax	-	-	-	-	1	54	1	56

Other Income (Expense), Net	10	3	6	(1)	(1)	6	12	35

Income (Loss) Before Interest & Tax (1)	202	90	81	41	4	46	(24)	440

Net Interest Expense (2)	(50)	(17)	(6)	(1)	(6)	(12)	(40)	(132)

Income Tax (Expense) Benefit	(39)	26	(21)	(12)	16	(14)	33	(11)

Equity Earnings Recorded Net of Income Tax	-	-	-	7	-	-	-	7

(Earnings) Losses Attributable to Noncontrolling Interests	(3)	-	(8)	-	-	(1)	1	(11)

Earnings (Losses)	$ 110	$ 99	$ 46	$ 35	$ 14	$ 19	$ (30)	$ 293

Three Months Ended December 31, 2011

(Dollars in millions)	SDG&E	SoCalGas	Sempra South American Utilities	Sempra Mexico	Sempra Renewables	Sempra Natural Gas	Consolidating Adjustments, Parent & Other	Total

Revenues	$ 968	$ 1,040	$ 374	$ 173	$ 5	$ 292	$ (248)	$ 2,604

Cost of Sales and Other Expenses	(589)	(824)	(294)	(57)	(7)	(334)	220	(1,885)

Litigation (Expense) Adjustment	(4)	(2)	(1)	(3)	-	-	3	(7)

Depreciation & Amortization	(106)	(85)	(13)	(16)	(2)	(24)	(1)	(247)

Equity Earnings (Losses) Recorded Before Income Tax	-	-	-	-	-	14	(1)	13

Other Income (Expense), Net	24	4	(1)	5	-	(1)	13	44

Income (Loss) Before Interest & Tax (1)	293	133	65	102	(4)	(53)	(14)	522

Net Interest Expense (2)	(39)	(17)	(7)	(4)	(4)	(9)	(38)	(118)

Income Tax (Expense) Benefit	(83)	(37)	(12)	(25)	6	25	21	(105)

Equity Earnings Recorded Net of Income Tax	-	-	-	7	-	-	-	7

(Earnings) Losses Attributable to Noncontrolling Interests	(13)	-	(7)	-	-	1	(2)	(21)

Earnings (Losses)	$ 158	$ 79	$ 39	$ 80	$ (2)	$ (36)	$ (33)	$ 285

(1) Management believes "Income (Loss) before Interest & Tax" is a useful measurement of our segments' performance because it can be used to evaluate the effectiveness of our operations exclusive of interest and income tax, neither of which is directly relevant to the efficiency of those operations.

(2) Net Interest Expense includes Interest Income, Interest Expense and Preferred Dividends of Subsidiaries.

SEMPRA ENERGY
Table F (Unaudited)

Statement of Operations Data by Segment

Year Ended December 31, 2012

(Dollars in millions)	SDG&E	SoCalGas	Sempra South American Utilities		Sempra Mexico	Sempra Renewables	Sempra Natural Gas		Consolidating Adjustments, Parent & Other	Total

Revenues	$ 3,694	$ 3,282	$ 1,441		$ 605	$ 68	$ 931		$ (374)	$ 9,647

Cost of Sales and Other Expenses	(2,380)	(2,494)	(1,111)		(355)	(30)	(889)		287	(6,972)

Litigation Expense	(15)	(6)	-		(4)	-	-		(1)	(26)

Depreciation & Amortization	(490)	(362)	(56)		(62)	(16)	(93)		(11)	(1,090)

Equity Losses Recorded Before Income Tax	-	-	-		-	(6)	(312)	(1)	(1)	(319)

Other Income (Expense), Net	69	17	13		16	(2)	9		50	172
										$ -
Income (Loss) Before Interest & Tax (2)	878	437	287		200	14	(354)		(50)	1,412

Net Interest Expense (3)	(178)	(69)	(17)		(6)	(16)	(43)		(146)	(475)

Income Tax (Expense) Benefit	(190)	(79)	(78)		(73)	63	157		141	(59)

Equity Earnings Recorded Net of Income Tax	-	-	-		36	-	-		-	36

Earnings Attributable to Noncontrolling Interests	(26)	-	(28)		-	-	(1)		-	(55)

Earnings (Losses)	$ 484	$ 289	$ 164		$ 157	$ 61	$ (241)		$ (55)	$ 859

Year Ended December 31, 2011

(Dollars in millions)	SDG&E	SoCalGas	Sempra South American Utilities		Sempra Mexico	Sempra Renewables	Sempra Natural Gas		Consolidating Adjustments, Parent & Other	Total

Revenues	$ 3,373	$ 3,816	$ 1,080		$ 736	$ 22	$ 1,632		$ (623)	$ 10,036

Cost of Sales and Other Expenses	(2,177)	(2,994)	(859)		(433)	(18)	(1,336)		540	(7,277)

Litigation (Expense) Adjustment	(19)	(5)	(1)		(9)	-	(5)		2	(37)

Depreciation & Amortization	(422)	(331)	(40)		(63)	(6)	(103)		(11)	(976)

Equity (Losses) Earnings Recorded Before Income Tax	-	-	-		-	(6)	43		(28)	9

Other Income (Expense), Net	79	13	299	(4)	(13)	-	1		28	407

Income (Loss) Before Interest & Tax (2)	834	499	479		218	(8)	232		(92)	2,162

Net Interest Expense (3)	(147)	(69)	(12)		(18)	(13)	(46)		(142)	(447)

Income Tax (Expense) Benefit	(237)	(143)	(42)		(37)	28	(72)		109	(394)

Equity Earnings Recorded Net of Income Tax	-	-	23		29	-	-		-	52

(Earnings) Losses Attributable to Noncontrolling Interests	(19)	-	(23)		-	-	1		(1)	(42)

Earnings (Losses)	$ 431	$ 287	$ 425		$ 192	$ 7	$ 115		$ (126)	$ 1,331

(1) Includes Rockies Express Pipeline LLC impairment charge of $400 million, partially offset by a $41 million Kinder Morgan receipt.

(2) Management believes "Income (Loss) before Interest & Tax" is a useful measurement of our segments' performance because it can be used to evaluate the effectiveness of our operations exclusive of interest and income tax, neither of which is directly relevant to the efficiency of those operations.

(3) Net Interest Expense includes Interest Income, Interest Expense and Preferred Dividends of Subsidiaries.

(4) Includes gain of $277 million related to remeasurement of equity method investments.